EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE
      In an effort to control costs while maintaining high quality service,
             Oragenics, Inc. Retains New Auditors and Transfer Agent

ALACHUA, Fla. -- Aug. 29, 2005 --Oragenics, Inc. (AMEX: ONI ) - today announced that its Audit Committee has selected Kirkland Russ Murphy and Tapp ("KRMT") as the Company's new independent auditor. In addition, Oragenics has retained Continental Stock Transfer & Trust Company ("Continental") as its stock transfer agent.

Oragenics is pleased to welcome KRMT as its independent auditor. "We believe that KRMT, with its emphasis on smaller clients and its proximity to Oragenics will be an ideal fit for us," said Paul Hassie, Oragenics Chief Financial Officer.

Kirkland Russ Murphy and Tapp is a regional auditing and accounting firm located in Clearwater, Florida. The firm has over 50 professionals with experience in public and private companies in various industries and is an independent member firm of the BDO Seidman Alliance. BDO Seidman, LLP is the fifth largest accounting and auditing firm in the world with over 600 offices in 105 countries.

Continental Stock Transfer & Trust Company, Inc. is a privately-held bank agent serving over 1,100 clients with a focus on mid-sized and smaller companies. "We look forward to building a strong relationship with Continental and we expect we will receive quality service at a very competitive rate," said Bob Zahradnik, Oragenics' President and CEO.

Oragenics is focused on the acquisition and development of novel technologies and products to address significant, unmet medical needs.

Oragenics' strategy is to license and develop products through human proof-of-concept studies prior to partnering with major pharmaceutical, biotechnology or healthcare product firms for advanced clinical development and commercialization.


                                     -MORE-

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ORAGENICS/IR/PAGE TWO . . .

Oragenics is currently developing several products, which address potentially major market opportunities as follows:

      o SMaRT Replacement Therapy is a single, painless topical treatment that has the potential to offer life-long protection from most tooth decay. This product is in Phase I clinical trials.

      o Probiora 3 Oral Probiotic is a daily consumer product that employs naturally occurring beneficial bacteria to promote dental and periodontal health.

      o MU 1140 is a novel antibiotic with activity against essentially all Gram-positive bacteria including multidrug resistant Staphylococcus aureus and Enterococcus faecalis. MU 1140 has a number of other characteristics that suggest its potential use in the treatment of a variety of infectious diseases.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics' current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe," "expect," "anticipate," "intend," "estimate," "project" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to (1) the ability to successfully complete development and commercialization of Oragenics' Replacement Therapy for prevention of tooth decay, novel antibiotic, and probiotic product for oral health; (2) the ability to obtain substantial additional funding; (3) the ability to develop and commercialize products before competitors; (4) the ability to develop commercial products with the in-licensed technology; and (5) other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.


CONTACT:
Paul A. Hassie, CFO
Oragenics, Inc.
386-418-4018 X232
www.oragenics.com
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or

Tony Schor, President
Investor Awareness, Inc.
847-945-2222
www.investorawareness.com
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